As filed with the Securities and Exchange Commission on April 28, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Celanese Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

98-0420726
(I.R.S. Employer Identification No.)

1601 West LBJ Freeway
Dallas, TX 75234-6034
(Address of Principal Executive Offices)

Celanese Americas Retirement Savings Plan
(Full title of the plans)

Gjon N. Nivica, Jr.
Senior Vice President, General Counsel and Corporate Secretary
1601 West LBJ Freeway
Dallas, TX 75234-6034
(Name and address of agent for service)

(972) 443-4000
(Telephone number, including area code, of agent for service)

Copies to:
Barbara L. Becker, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Series A Common Stock, par value $0.0001 per share (3)	2,000,000 shares	$ 34.74	$ 69,480,000	$ 4,954

(1)  Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) of the Securities Act of 1933.  The maximum aggregate offering price is based on 2,000,000 shares available for issuance under the plan, multiplied by $34.74, the average of the high and low prices of the Series A Common Stock, par value $0.0001 per share, as reported on The New York Stock Exchange on April 26, 2010.

(3)  This registration statement relates to Series A Common Stock, par value $0.0001 per share, of Celanese Corporation that may be offered and sold to accounts of eligible employees pursuant to the employee benefit plan described herein.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the "Registration Statement") is filed by Celanese Corporation, a Delaware corporation (the "Company" or the "Registrant"), and the Celanese Americas Retirement Savings Plan (the “Plan”) relating to 2,000,000 shares of its Series A Common Stock, par value $0.0001 per share (the "Common Stock"), to be offered and sold to accounts of eligible employees of the Company under the Plan, as well as to interests in the Plan.  The Common Stock registered hereunder is in addition to the 2,000,000 shares of Common Stock of the Registrant registered on the Registrant’s Form S-8 (file no. 333-128048) filed on September 1, 2005 (the “Prior Registration Statement”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents, which have heretofore been filed by the Company or the Plan with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, and pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)
The Company's latest Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest Annual Report or prospectus referred to in (a) above;

(c)
A description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-32410) filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description; and

(d)	The most recent Annual Report on Form 11-K filed by the Plan with respect to the Plan’s most recently completed fiscal year.

In addition, all documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company or the Plan discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Securities and Exchange Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company's Exchange Act file number with the Commission is 001-32410.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Delaware General Corporation Law, or DGCL, authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties.  The Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends or stock repurchases and redemptions); or

•	for transactions from which the director derived improper personal benefit.

The Company's Certificate of Incorporation and Third Amended and Restated By-laws (the "By-laws") provide that, except in limited circumstances, the Company must indemnify its directors and officers to the fullest extent authorized by the DGCL and must pay in advance the expenses and costs incurred by its directors and officers in defense of civil, criminal, administrative, regulatory and investigative actions.  The Company is authorized to carry directors' and officers' insurance providing indemnification for its directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions in the Company's Certificate of Incorporation and By-Laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K filed on January 28, 2005).
4.2	Third Amended and Restated By-laws, effective as of October 23, 2008 (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K filed on October 29, 2008).
4.3
Form of certificate of Series A Common Stock (incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File no. 333-120187) filed with the SEC on January 13, 2005).

4.4
Celanese Corporation Retirement Savings Plan Description (incorporated by reference from Exhibit 99.1 to the Company's Registration Statement on Form S-8 (File No. 33-128048) filed on September 1, 2005).

4.5	The Company has submitted the Plan to the Internal Revenue Service (“IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.
23.1	Consent of KPMG LLP.
24.1	Power of Attorney of certain Officers and Directors of Celanese Corporation (contained on signature page hereto).
24.2	Power of Attorney of Plan Fiduciary relating to the Plan (contained on signature page hereto).

Item 9.	Undertakings

1.	The Company and the Plan hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.           The Company and the Plan hereby further undertake that, for the purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to provisions and arrangements that exist whereby the Company or the Plan may indemnify such persons against liabilities arising under the Securities Act, or otherwise, the Company and the Plan have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company or the Plan will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Company.  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of April, 2010.

CELANESE CORPORATION
(Registrant)
Date: April 28, 2010	By:	/s/ David N. Weidman
Name: David N. Weidman
Title: Chairman of the Board of Directors and Chief Executive Officer
(Principal executive officer)

We, the undersigned officers and directors of Celanese Corporation, do hereby constitute and appoint David N. Weidman and Steven M. Sterin, and each of them acting alone, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done or have done or caused to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David N. Weidman	Chairman of the Board of Directors and Chief Executive Officer	April 28, 2010
David N. Weidman	(Principal Executive Officer)

/s/ Steven M. Sterin	Senior Vice President and Chief Financial Officer	April 28, 2010
Steven M. Sterin	(Principal Financial Officer)

/s/ Christopher W. Jensen	Vice President and Corporate Controller	April 28, 2010
Christopher W. Jensen	(Principal Accounting Officer)

/s/James E. Barlett	Director	April 28, 2010
James E. Barlett

/s/ David F. Hoffmeister	Director	April 28, 2010
David F. Hoffmeister

/s/ Martin G. McGuinn	Director	April 28, 2010
Martin G. McGuinn

/s/ Paul H. O'Neill	Director	April 28, 2010
Paul H. O'Neill

/s/ Mark C. Rohr	Director	April 28, 2010
Mark C. Rohr

/s/ Daniel S. Sanders	Director	April 28, 2010
Daniel S. Sanders

/s/ Farah M. Walters	Director	April 28, 2010
Farah M. Walters

/s/ John K. Wulff	Director	April 28, 2010
John K. Wulff

The Plan.  Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of April, 2010.

CELANESE AMERICAS RETIREMENT SAVINGS PLAN
(Plan)
Date: April 28, 2010	By:	/s/ Jacquelyn H. Wolf
Name: Jacquelyn H. Wolf
Title: Celanese Americas Benefits Committee

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K filed on January 28, 2005).
4.2	Third Amended and Restated By-laws, effective as of October 23, 2008 (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K filed on October 29, 2008).
4.3
Form of certificate of Series A Common Stock (incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-120187)  filed with the SEC on January 13, 2005).

4.4
Celanese Corporation Retirement Savings Plan Description (incorporated by reference from Exhibit 99.1 to the Company's Registration Statement on Form S-8 (File No. 333-128048) filed on September 1, 2005).

4.5	The Company has submitted the Plan to the Internal Revenue Service (“IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.
23.1	Consent of KPMG LLP.
24.1	Power of Attorney of certain Officers and Directors of Celanese Corporation (contained on signature page hereto).
24.2	Power of Attorney of Plan Fiduciary relating to the Plan (contained on signature page hereto).